===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")
              ----------------------------------------------------

                              SAMURAI ENERGY CORP.
                      (formerly J.R. Bassett Optical, Inc.)
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   87-0469497
                      (IRS Employer Identification Number)

                         11757 Katy Freeway, Suite 1300
                              Houston, Texas 77079
                    (Address of principal executive offices)

                   Samuel M. Skipper, Chief Executive Officer
                              Samurai Energy Corp.
                         11757 Katy Freeway, Suite 1300
                              Houston, Texas 77079
                     (Name and address of agent for service)

                                 (713) 771-5500
          (Telephone number, including area code of agent for service)

If this form relates to the registration of a class of              If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act            securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(c),             and is effective pursuant to General Instruction A.(d),
please check the following box. [ ]                                 please check the following box. |X|

  Securities Act registration statement file number to which this form relates:
                                 Not Applicable

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                                               Name of each Exchange on which each Class is to be
         Title of Each Class to be so Registered.                                  Registered.
                      Not Applicable                                              Not Applicable

   Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                                               Name of each Exchange on which each Class is to be
         Title of each Class to be so registered.                                  Registered.
               Common Stock, $.001 par value                                      Not Applicable

===============================================================================

Item 1.  Description of Registrant's Securities to be Registered

       Samurai Energy Corp. is authorized to issue 75,000,000 shares of common stock, $.001 par value per share.

Item 2.  Exhibits

         The following exhibits are filed as part of this registration statement:

  Exhibit No.                        Exhibit Description
     3.1                  Articles of Incorporation and all amendments thereto.
     3.2                  By Laws
     4.1                  Form of Common Stock certificate


                                    SIGNATURE
         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated this 6th day of December, 2005.

SAMURAI ENERGY CORP.



By: /s/Samuel M. Skipper
   --------------------------------------------------
      Samuel M. Skipper, President

                                   EXHIBIT 3.1
              ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO
-------------------------------------------------------------------------------


STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 1:00 PM 08/02/1994
944143062 - 2423484

                         CERTIFICATE OF INCORPORATION OF
                       J.R. BASSETT OPTICAL, INCORPORATED

                                   ARTICLE ONE

         The name of this Corporation is:

                       J.R. BASSETT OPTICAL, INCORPORATION

                                   ARTICLE TWO

         The address of its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Registered Agent in charge is The Corporation Trust Company.

                                  ARTICLE THREE

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as the same exits or may hereafter be amended ("DGCL").

                                  ARTICLE FOUR

         The total number of shares of capital stock which the Corporation has authority to issue is 75,000,000 shares of common stock, with a par value of $.001 per share.

                                  ARTICLE FIVE

         The Board of Directors is authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE SIX

         The name and mailing address of the Incorporator is as follows:

                               Ann Marie La Ferla
                        Ruden, Barnett, McClosky, Smith,
                            Schuster & Russell, P.A.
                           200 East Broward Boulevard
                               Pos Office Box 1900
                         Fort Lauderdale, Florida 33302

                                  ARTICLE SEVEN

         The number of directors of the Corporation shall be the number fixed in accordance with the Bylaws of the Corporation. Any vacancies of the Board of Directors occurring for any reason, including from an increase in the number of directors, shall be filled by the remaining directors, whether or not such directors constitute a quorum.

                                  ARTICLE EIGHT

(a) To the fullest extent permitted by the DGCL, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The modifications or repeal of this paragraph (a) of Article Eight shall not affect the restriction hereunder of a director's personal liability for any breach, act or omission occurring prior to such modification or appeal.

(b) The Corporation shall indemnify each of its officers and directors to the full extent permitted by the DGCL. The Corporation shall advance fees and expenses to each such officer and director to the full extent permitted by the DGCL, provided that such officer or director provides an undertaking reasonably acceptable to the Corporation's Board of Directors to repay such advancement if Executive is ultimately determined not to be entitled to indemnifications. The provisions of this Article Eight shall survive the termination of employment of each officer and director.

                                  ARTICLE NINE

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation under the laws of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on this 2nd day of August, 1994.


                          /s/Anne Marie La Ferla
                          ---------------------------------------------
                          Anne Marie La Ferla, Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 09/23/1994
944179752 - 2423484

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT OF MERGER, dated this 31st day of August, 1994, pursuant to
Section 252 of the General Corporation Law of the State of Delaware, between J.R. BASSETT OPTICAL, INCORPORATED, a Delaware corporation ("Surviving Corporation"), and OPTICAL EXPRESS, INC., a Utah corporation ("Merged Corporation").

                                    RECITALS:

         Surviving Corporation and Merged Corporation desire to merge into a single corporation subject to the terms and conditions set forth herein.

         NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual convents, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: Surviving Corporation hereby merges into itself Merged Corporation and said Merged Corporation shall be and hereby is merged into Surviving Corporation, which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of Surviving Corporation as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outside shares of the capital stock of each of the constituent corporations into the shares of other securities of the surviving corporation shall be as follows:

                  (a) Each share of common stock of Surviving Corporation which is issued and outstanding on the effective date of this Agreement shall be cancelled immediately and without any further action by any of the parties hereto or any of their shareholders, without any compensation.

                  (b) Each share of common stock of Merged Corporation which is outstanding on the effective date of this Agreement, and all rights in respect thereof shall forthwith be changed and converted into ten (10) shares of common stock of Surviving Corporation.

                  (c) After the effective date of this Agreement, each holder of an outstanding certificate representing shares of common stock of the Merged Corporation shall surrender the same to the surviving corporation and each such holder shall be entitled upon surrender to receive the number of shares of common stock of the surviving corporation on the basis provided herein. Until so surrendered, the outstanding shares of the stock of merged Corporation to be converted into the stock of the Surviving Corporation as provided herein, may be treated by the Surviving Corporation for all corporate purposes as evidencing the ownership of shares of the Surviving Corporation as though said surrender and exchange had taken place. After the effective date of this Agreement, each registered owner of any uncertificated shares of common stock of the Merged Corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of the Surviving Corporation on the basis provided herein.

         FOURTH:  The terms and conditions of the merger are as follows:

                  (a) The bylaws of the Surviving Corporation as they shall exist on the effective date of this Agreement shall be and remain the bylaws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.

                  (b) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                  (c) This merger shall become effective upon filing with the Secretary of State of Delaware.

                  (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Merged Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation respectively. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the date of filing this Agreement with the Secretary of State. This Agreement may be amended by the Board of Directors of its constituent corporations at any time prior to the date of filing this Agreement with the Secretary of State, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount of kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

         SIXTH: The authorized capital of the Merged Corporation is 200,000,000 shares of common stock, par value $.001.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the President or any Vice-President and attested by the Secretary or any Assistant Secretary of each party hereto as the respective act, deed and agreement of said corporations on this 31st day of August, 1994.

                                 J.R. BASSETT OPTICAL, INCORPORATED


                                 By:
                                     -----------------------------------------
                                     Chief Executive Officer

ATTEST:


By:
   -----------------------------------------
      Secretary


                                  OPTICAL EXPRESS, INC.


                                  By:
                                     -----------------------------------------
                                     Chief Executive Officer

ATTEST:


By:
   -----------------------------------------
      Secretary

        I, Justin DiMacchio, Secretary of J.R. BASSETT OPTICAL, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of said corporation having been signed on behalf of OPTICAL EXPRESS, INC., a corporation of the State of Utah, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code by the written consent of the stockholders holding at least a majority of shares of the capital stock of the corporation issued and outstanding having voting power, and written notice of adoption of the Agreement of Merger has been given as provided in Section 228 of Title 8 of the Delaware Code to every stockholder entitled to such notice, which Agreement of Merger was thereby adopted as the act of the stockholders of said J.R. BASSETT OPTICAL, INCORPORATED, and the duly adopted agreement and act of said corporation.

         WITNESS my hand on this 31st day of August, 1994.

                                                     ------------------------
                                                     Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 08:00 AM 07/07/2004
FILED 08:00 AM 07/07/2004
SRV 040497469 - 2423484 FILE

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

         This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, not desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.       The name of the corporation is J.R. BASSETT OPTICAL, INCORPORATED.

2. Its registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, Zip Code 19801, County of New Castle. The name and address of its registered agent is The Corporation Trust Company.

3. The date of filing of the original certificate of Incorporation in Delaware was 08-02-94.

4. The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. this corporation was duly organized and carried o n the business authorized by its charter until the 1st day of March, 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Robert E. Williams, the last and acting authorized officer hereunto set his/her hand to this certificate this 30th day of June A.D. 2004.


                                    By:/s/Robert E. Williams
                                       --------------------------------------
                                       Name: Robert E. Williams
                                       Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 12:08 PM 11/28/2005
FILED 12:08 PM 11/28/2005
SRV 050961013 - 2423484 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       J.R. BASSETT OPTICAL, INCORPORATED

         The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of J.R. Bassett Optical, Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article I of the Certificate of Incorporation be, and hereby is, amended to read as follows:

                        The name of the Corporation is Samurai Energy Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         EXECUTED this 28th day of November, 2005.




/s/Samuel M. Skipper
-------------------------------
Samuel M. Skipper, President

                                   EXHIBIT 3.2
                                     BY LAWS
-------------------------------------------------------------------------------

                              SAMURAI ENERGY CORP.
                            (A DELAWARE CORPORATION)

                                     By Laws


                                    ARTICLE I
                           Principal Executive Office

         The principal executive office of Samurai Energy Corp. (the "Corporation") shall be at 11757 Katy Freeway, Suite 1300, Houston, Texas 77079. The Corporation may also have offices at such other places within or without the State of Texas as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meetings of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. Special Meetings. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which as been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the By Laws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with these By Laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

         SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Delaware, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         SECTION 8. Quorum. One-fourth of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Certificate of Incorporation, by statute, or by these By Laws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the By Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13.Inspectors of Election. In advance of any meeting of stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. Nominating Committee. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least ten days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Certificate of Incorporation.

                                   ARTICLE III
                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

         SECTION 2. Number, Term and Election. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the director replaced expires and when the new director's successor is elected and qualified.

         SECTION 3.Election by holders of Preferred Stock. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article
III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders or as otherwise provided in the designation of the series of preferred stock.

         SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. One-third of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such one-third is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III. When a board of one director is authorized under Section 2 of this Article III, then one director shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these By Laws, the Certificate of Incorporation, or the General Corporation Law of the State of Delaware.

         SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

         SECTION 11. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 13. Compensation. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         SECTION 14. Age Limitation. No person 80 years or more of age shall be eligible for election, reelection, appointment or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 80 years of age. This age limitation does not apply to an advisory director.

                                   ARTICLE IV
                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE V
                                    Officers

         SECTION 1. Positions. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 6. Age Limitation. No person 80 or more years of age shall be eligible for election, reelection, appointment or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 80 or more years of age.

                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Certificate of Incorporation or these By Laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. Payment for Shares. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Certificate of Incorporation.

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                  ARTICLE VIII
                            Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    Dividends

         Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X
                                Corporation Seal

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   Amendments

         In accordance with the Corporation's Certificate of Incorporation, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind these By Laws of the Corporation only by a unanimous vote of the board of directors.


                              Samurai Energy Corp.

                                   EXHIBIT 4.1
                        FORM OF COMMON STOCK CERTIFICATE
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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
       PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  OR AN AVAILABLE EXEMPTION FROM REGISTRATION.



Number  ____                                                     _____  Shares

                              SAMURAI ENERGY CORP.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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This Certifies that  ________________________

is the owner of  ________________________ AND 00/100
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    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

Samurai Energy Corp. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the manual signatures of the Company's duly authorized officers.

Dated:  ______________________


------------------------------------
Samuel M. Skipper, President & Secretary





                                   ASSIGNMENT


   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


      PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)



-------------------------------------------------------------------------------
               the within Certificate, and all rights thereunder,
                 hereby irrevocably constituting and appointing

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Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


                  Dated:

                                            -----------------------------------
                                            Signature Guaranteed:


                                            -----------------------------------


         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.